UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 19, 2010

JONES APPAREL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)
1411 Broadway New York, New York 10018 (Address of principal executive offices)
(212) 642-3860 (Registrant's telephone number, including area code)
Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 19, 2010, Jones Apparel Group, Inc. (the "Company") held its annual meeting of stockholders. At that meeting, the stockholders elected all of the Company's nominees for director, ratified the selection of BDO Seidman, LLP as the Company's independent registered public accounting firm for 2010 and approved an advisory resolution to ratify the compensation of the Company's named executive officers.  The final voting results for each matter submitted to a vote of stockholders at the meeting are as follows:

1. Election of Directors:

	For	Against	Abstain	Broker Non-Votes
Wesley R. Card	72,335,954	1,676,920	22,122	2,731,996
Sidney Kimmel	71,489,309	2,522,564	23,123	2,731,996
Matthew H. Kamens	62,760,928	11,241,042	33,026	2,731,996
J. Robert Kerrey	58,766,988	15,236,787	31,221	2,731,996
Ann N. Reese	64,716,960	9,298,190	19,846	2,731,996
Gerald C. Crotty	64,860,957	9,142,597	31,442	2,731,996
Lowell W. Robinson	64,503,779	9,499,473	31,744	2,731,996
Donna F. Zarcone	64,693,999	9,320,548	20,449	2,731,996
Robert L. Mettler	70,131,636	3,872,019	31,341	2,731,996
Margaret H. Georgiadis	64,485,763	9,528,984	20,249	2,731,996

2. Ratification of Selection of Independent Registered Public Accounting Firm BDO Seidman, LLP:

For	Against	Abstain	Broker Non-Votes
65,716,026	11,025,847	25,119	0

3. Advisory Resolution to Ratify the Compensation of the Company's Named Executive Officers:

For	Against	Abstain	Broker Non-Votes
60,098,923	16,318,756	349,313	0

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC. (Registrant) By: /s/ Ira M. Dansky Ira M. Dansky Executive Vice President, General Counsel and Secretary

 Date: May 20, 2010

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